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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. 333- 83371) of M.H. MEYERSON & CO., INC. pertaining to the 1993 Employees Stock Option Plan of M.H. MEYERSON & CO., INC. of our report dated March 19, 1999, with respect to the financial statements of M.H. MEYERSON & CO., INC. included in its Annual Report (Form 10-K) for the year ended January 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Vincent R. Vassallo,
                                        Certified Public Accountant


Sea Cliff, New York
December 20, 1999


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